GARTNER, INC.
2014 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Grant # RU _________
NOTICE OF DIRECTOR GRANT
Gartner, Inc. (the “Company”) hereby grants you, ___________________ (the “Grantee”), the number of restricted stock units indicated below (the “Restricted Stock Units”) under the Company’s 2014 Long-Term Incentive Plan (the “Plan”). The date of this Agreement is ______________ (the “Grant Date”). Subject to the provisions of Appendix A (attached hereto) and of the Plan, the principal features of this Restricted Stock Unit grant are as follows:
Total Number of Restricted Stock Units:
Vesting Date: ___________, subject to Grantee’s Continued Service through such date.
Release Date: On the Vesting Date, or on such later date in the event the Grantee has elected to defer the release of the Restricted Stock Units in accordance with the Company’s deferral policy.
Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Plan and this Restricted Stock Unit Agreement (the “Agreement”), which includes this Notice of Grant and Appendix A. For example, important additional information on vesting and termination of this Restricted Stock Unit grant is contained in Paragraphs 4 through 7 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS RESTRICTED STOCK UNIT GRANT.

GARTNER, INC.        GRANTEE

By:

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
1.Grant. The Company hereby grants to the Grantee under the Plan at the per share price of $0.0005, equal to the par value of a Share, the number of Restricted Stock Units indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan.
2.    Payment of Purchase Price. When the Restricted Stock Units are paid out to the Grantee, the purchase price will be deemed paid by the Grantee for each Restricted Stock Unit through the past services rendered by the Grantee, and will be subject to the appropriate tax withholdings.
3.    Company’s Obligation to Pay. Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date of grant. Unless and until the Restricted Stock Units have vested in the manner set forth in paragraphs 4 or 5, the Grantee will have no right to payment of such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unfunded and unsecured obligation of the Company. Payment of any vested Restricted Stock Units will be made in Shares. In no event will the Grantee be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Agreement.
4.    Vesting Schedule. Except as otherwise provided in this Agreement, the Restricted Stock Units awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on any such date actually will vest only if the Grantee remains in Continued Service through such date; provided, however, that in the event of death, the number of Restricted Stock Units eligible to vest will be pro-rated to the date of death, and will release on such date, or as soon thereafter as practicable.
5.    Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee. If the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units and the Restricted Stock Units are “deferred compensation” within the meaning of Section 409A, the payment of such accelerated Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth in the Notice of Grant (whether or not the Grantee remains in Continued Service through such date(s)). The immediately preceding sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to the sentence. Notwithstanding the foregoing, if such Restricted Stock Units that are “deferred compensation” within the meaning of Section 409A are accelerated in connection with the Grantee’s termination of Continued Service (other than due to death), the Restricted Stock Units that vest on account of the Grantee’s termination of Continued Service will not be considered due or payable until the Grantee has a “separation from service” within the meaning of Section 409A. In addition, if the Grantee is a “specified employee” within the meaning of Section 409A at the time of the Grantee’s separation from service, then any such accelerated Restricted Stock Units otherwise payable within the six (6) month period following the Grantee’s separation from service instead will be paid on the date that is six (6) months and one (1) day following the date of the Grantee’s separation from service, unless the Grantee dies following his or her separation from service, in which case, the accelerated Restricted Stock Units will be paid to the Grantee’s estate as soon as practicable following his or her death, subject to paragraph 9. Thereafter, such Restricted Stock Units shall continue to be paid in accordance with the vesting schedule set forth on the first page of this Agreement. For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time.
6.    Payment after Vesting. Any Restricted Stock Units that vest in accordance with paragraph 4 or paragraph 5 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to paragraph 9, but in no event later than the applicable two and one-half (2-½) month period of the “short-term deferral” rule set forth in the Section 1.409A-1(b)(4) of the Treasury Regulations issued under Section 409A. Notwithstanding the foregoing, if the Restricted Stock Units are “deferred compensation” within the meaning of Section 409A, the vested Restricted Stock Units will be released to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to paragraph 9, but in no event later than the end of the calendar year that includes the date of vesting or, if later, the fifteen (15th) day of the third (3rd) calendar month following the date of vesting (provided that the Grantee will not be permitted, directly or indirectly, to designate the taxable year of the payment). Further, if some or all of the Restricted Stock Units that are “deferred compensation” within the meaning of Section 409A vest on account of the Grantee’s termination of Continued Service (other than due to death) in accordance with paragraph 4, the Restricted Stock Units that vest on account of the Grantee’s termination of Continued Service will not be considered due or payable until the Grantee has a “separation from service” within the meaning of Section 409A. In addition, if the Grantee is a “specified employee” within the meaning of Section 409A at the time of the Grantee’s separation from service (other than due to death), then any accelerated Restricted Stock Units will be paid to the Grantee no earlier than six (6) months and one (1) day following the date of the Grantee’s separation from service unless the Grantee dies following his or her separation from service, in which case, the Restricted Stock Units will be paid to the Grantee’s estate as soon as practicable following his or her death, subject to paragraph 9. Any Restricted Stock Units that vest in accordance with paragraph 5 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares in accordance with the provision of such paragraph, subject to paragraph 9.
7.    Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested pursuant to paragraphs 4 or 5 at the time the Grantee ceases to be in Continued Service will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Grantee shall not be entitled to a refund of any of the price paid for the Restricted Stock Units forfeited to the Company pursuant to this paragraph 7.
8.    Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate (or such other person to whom the Restricted Stock Units are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution). Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of these Restricted Stock Units and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this Restricted Stock Unit grant as set forth in this Agreement.
9.    Withholding of Taxes. When the Shares are issued as payment for vested Restricted Stock Units, the Grantee will recognize immediate U.S. taxable income if the Grantee is a U.S. taxpayer. If the Grantee is a non-U.S. taxpayer, the Grantee may be subject to applicable taxes in his or her jurisdiction. All income and other taxes related to the Restricted Stock Unit award and any Shares delivered in payment thereof are the sole responsibility of the Grantee. In no event will the Company reimburse the Grantee for any taxes that may be imposed on the Grantee as result of Section 409A.
10.    Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). Notwithstanding any other part of this Agreement, any quarterly or other regular, periodic dividends or distributions (as determined by the Company) paid on Shares will accrue with respect to (i) unvested Restricted Stock Units, and (ii) Restricted Stock Units that are vested but unpaid pursuant to paragraph 5, and in each case will be subject to the same forfeiture provisions (if any), and be paid out at the same time or time(s), as the underlying Restricted Stock Units on which such dividends or other distributions have accrued. After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
11.    No Effect on Service. Nothing in this Agreement or the Plan shall confer upon the Grantee any right to continuation of service as a director of the Company or any right to nomination as a director of the Company or shall interfere with or restrict in any way the rights the Grantee or the Company may have to terminate his or her directorship at any time, which rights are hereby expressly reserved.
12.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary at the Company’s headquarters, P.O. Box 10212, 56 Top Gallant Road, Stamford, CT 06902-7700, or at such other address as the Company may hereafter designate in writing.
13.    Grant is Not Transferable. Except to the limited extent provided in Paragraph 8 above, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void. Notwithstanding the preceding, the Grantee may transfer (not for consideration and for bona fide estate planning purposes) the Restricted Stock Units awarded under this Agreement to a revocable estate planning trust that is established solely for the benefit of Grantee and his or her immediate family. Any such transfer will be permitted only if it is in compliance with such rules and procedures as the Company may establish from time to time. Among other things, Grantee must acknowledge and agree that (a) for U.S. income tax purposes, all taxable income from the Restricted Stock Units will be reported to Grantee alone, (b) if Grantee proposes to change the nature or character of the transferee trust, Grantee first must inform the Company and the Company may require that the Restricted Stock Units be transferred back to Grantee alone, and (c) no additional other or further transfers of the Restricted Stock Units will be permitted under any circumstance.
14.    Successors and Assigns. The Company may assign any of its rights under the Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. The rights and obligations of the Grantee under this Award Agreement may be assigned only with the prior written consent of the Company.
15.    Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, the Grantee’s subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
16.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
17.    Conditions for Issuance of Stock. The shares of stock deliverable to the Grantee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Committee may establish from time to time for reasons of administrative convenience.
18.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.
19.    Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
20.    Electronic Delivery and Acceptance. The Company, in its sole discretion, may decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on‑line or electronic system established and maintained by the Company or another third party designated by the Company.
21.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
22.    Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
23.    Entire Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.
24.    Modifications to the Agreement; Clawback. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to address any compliance issues under Section 409A, provided that any modification with respect thereto would not materially reduce the economic benefits provided or intended to be provided under this Agreement. Additionally, this Agreement and the award made hereunder shall be subject to any clawback policy which the Company may adopt as required by law or otherwise.
25.    Amendment, Suspension or Termination of the Plan. By accepting this award, the Grantee expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.
26.    Governing Law. This grant of Restricted Stock Units shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to its conflict of laws provisions.
27.    Defined Terms: Capitalized terms used in this Agreement without definition will have the meanings provided for in the Plan. When used in this Agreement, the following capitalized terms will have the following meanings:
“Continued Service” means that your service as a director of the Company is not interrupted or terminated by you or by the Company.
Your acceptance of this grant indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Plan and Agreement, which includes the Notice of Grant.